                                                                      Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT



TITLE                                    STATE OF INCORPORATION
-----                                    ----------------------
UBC Holding Company, Inc.                     West Virginia

United National Bank                          West Virginia

United Bank                                   Virginia

United Venture Fund, Inc.                     West Virginia


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